As filed with the Securities and Exchange Commission on April 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
AGCO CORPORATION
AGCO CAPITAL TRUST I
(Exact name of each registrant as specified in its charter)

Delaware	58-1960019
Delaware	Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________
Stephen D. Lupton
Senior Vice President of Corporate Development and General Counsel
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
With copies to:

M. Hill Jeffries
W. Brinkley Dickerson, Jr.	Alston & Bird LLP
Troutman Sanders LLP	One Atlantic Center
600 Peachtree Street, Suite 5200	1201 West Peachtree Street
Atlanta, Georgia 30308-2216	Atlanta, Georgia 30309-3424
(404) 885-3000	(404) 881-7000

___________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
___________________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

___________________

CALCULATION OF REGISTRATION FEE

Title Of Each Class of		Proposed Maximum	Proposed Maximum
Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Registered	Registered (1)	Unit (2)(3)	Price (2)(3)(4)	Registration Fee

Common Stock (and Preferred Stock Purchase Rights (5))
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units (6)
Trust Preferred Securities
Guarantees of Trust Preferred Securities of AGCO Capital Trust I
Total	$500,000,000	100%	$500,000,000	$40,450.00

(1)	There are being registered such indeterminate principal amounts, liquidation amounts or number of the indicated securities and related guarantees as may from time to time be issued at indeterminate prices, including such indeterminate principal amounts or numbers of common stock, preferred stock, debt securities or depositary shares as may be issued upon conversion, exchange, or redemption of debt securities, preferred stock, depositary shares or stock purchase contracts that provide for conversion, exchange or redemption into, or upon exercise of warrants or settlement of contracts for, such securities. No separate consideration will be received for any common stock, preferred stock, debt securities, or depositary shares so issued upon conversion, exchange or redemption or for any guarantee.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Exclusive of accrued interest and distributions, if any.

(4)	Such amount represents the principal amount of any preferred stock or debt securities issued at their principal or liquidation amount, the issue price rather than the principal or liquidation amount of any preferred stock or debt securities issued at an original issue discount, the liquidation preference of any preferred stock or depositary shares, the amount computed pursuant to Rule 457(c) for any common stock, the issue price of any stock purchase contracts, stock purchase units and warrants, and the exercise price of any securities issuable upon exercise of warrants.

(5)	The preferred stock purchase rights initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to rights, if any, is reflected in the market price of the associated common stock.

(6)	Securities registered hereunder may be sold either separately or as units consisting of more than one type of security registered hereunder. Value attributable to units, if any, is reflected in the market price of the associates securities.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2003

PROSPECTUS

Up To $500,000,000
AGCO CORPORATION
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units

AGCO CAPITAL TRUST I
Trust Preferred Securities
as Guaranteed by AGCO Corporation

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

     Our business involves significant risks and uncertainties. These risks are described under the caption “Risk Factors” beginning on page 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2003.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY
Ratio of Earnings to Fixed Charges
RISK FACTORS
AGCO
THE TRUST
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DIVIDEND POLICY
THE SECURITIES WE MAY OFFER
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS
DESCRIPTION OF UNITS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF TRUST DEBENTURES
DESCRIPTION OF TRUST GUARANTEE
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST DEBENTURES AND THE TRUST GUARANTEE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
SIGNATURES
EX-4.17 CERTIFICATE OF TRUST OF AGCO CAPITAL TRUST
EX-12.1 COMPUTATION OF RATIO OF EARNINGS TO FIXED
EX-23.1 CONSENT OF KPMG LLP
EX-23.2 NOTICE REGARDING ABSENCE OF CONSENT

ABOUT THIS PROSPECTUS	iii
WHERE YOU CAN FIND MORE INFORMATION	iii
SUMMARY	1
RATIO OF EARNINGS TO FIXED CHARGES	2
RISK FACTORS	3
AGCO	9
THE TRUST	9
USE OF PROCEEDS	11
RATIO OF EARNINGS TO FIXED CHARGES	11
DIVIDEND POLICY	11
THE SECURITIES WE MAY OFFER	12
DESCRIPTION OF CAPITAL STOCK	12
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF DEPOSITARY SHARES	34
DESCRIPTION OF WARRANTS	39
DESCRIPTION OF STOCK PURCHASE CONTRACTS	40
DESCRIPTION OF UNITS	41
DESCRIPTION OF TRUST PREFERRED SECURITIES	42
DESCRIPTION OF TRUST DEBENTURES	57
DESCRIPTION OF TRUST GUARANTEE	66
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST DEBENTURES AND THE TRUST GUARANTEE	69
PLAN OF DISTRIBUTION	71
LEGAL MATTERS	73
EXPERTS	73

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement including the additional information incorporated by reference and described below under the heading “Where You Can Find More Information” carefully before you invest.

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information we incorporate by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any supplement to this prospectus, including any document incorporated by reference is accurate at any date other than the date indicated on the cover page of the documents.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “AGCO,” “we,” “us,” “our” or similar references mean AGCO Corporation and its subsidiaries and, if indicated by the context, AGCO Capital Trust I, which we refer to as the trust.

WHERE YOU CAN FIND MORE INFORMATION

     You may obtain from the SEC, through the SEC’s web site or at its public reference facilities described in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered by this prospectus. The registration statement may contain additional information about us and the securities that we are offering that may be important to you.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

     The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that we subsequently file with the SEC will automatically update and supersede that information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     (1)  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (2)  the description of our common stock contained in our Registration Statement on Form 8-A dated March 17, 1992, including any amendment or report filed for the purpose of updating that description; and

     (3)  the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A dated March 18, 1994, including any amendment or report filed for the purpose of updating that description.

     You may request a copy of these filings, the registration statement and any future filings that are incorporated by reference into this prospectus, other than exhibits to these documents unless such exhibits are specifically incorporated by reference, at no cost, by writing or telephoning us at: AGCO Corporation, Attention: Investor Relations, 4205 River Green Parkway, Duluth, Georgia 30096; (770) 813-9200.

     The financial statements of the trust will be consolidated with AGCO’s financial statements. There are no separate financial statements of the trust in this prospectus. We do not believe that such financial statements would be helpful because:

•	the trust is a wholly-owned subsidiary of AGCO, which files consolidated financial information with the SEC;

•	the trust does not and will not have any independent operations other than to issue the trust preferred securities and to purchase and hold debt securities issued by AGCO; and

•	AGCO is guaranteeing the obligations of the trust as described in the prospectus.

We do not expect that the trust will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

SUMMARY

     This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this process, we may offer, from time to time, shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, units and trust preferred securities in one or more offerings up to a total of $500,000,000. You should read the summary together with the more detailed information contained in the rest of this prospectus and in the applicable prospectus supplement. The prospectus supplement relating to particular securities will describe their terms.

Common Stock

     We may offer shares of our common stock. Holders of common stock are entitled to receive dividends, if and when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights. Each share of common stock carries with it a “preferred stock purchase right.” See “Description of Capital Stock.”

Preferred Stock

     We may offer shares of our preferred stock. Each series of preferred stock may have different terms, including dividend rights, redemption provisions, rights in the event of liquidation, dissolution or winding up of AGCO, voting rights and conversion rights. Each series of preferred stock will rank prior to our common stock.

Debt Securities

     We may offer debt securities, which may or may not be guaranteed, in the form of senior debt, senior subordinated debt or subordinated debt. Each issuance of debt securities may have different terms, including interest rates, maturity dates, voluntary and mandatory redemption provisions, covenants, security features and conversion rights. Senior debt securities will rank equally with all of our other unsecured unsubordinated debt. Subordinated debt securities will not be entitled to interest or principal payments unless and until interest and principal are paid upon the senior debt securities. Debt securities may be convertible into common stock or other securities. Any debt securities will be issued under one or more indentures between AGCO and SunTrust Bank, Atlanta, as trustee.

Depositary Shares

     We may offer depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock. In the event that we issue depositary shares, we will deposit with a depositary shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary, which evidence the depositary shares.

Warrants

     We may offer warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent. The warrants that we issue may have different terms, including the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise.

Stock Purchase Contracts

     We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either (a) our debt securities, or (b) debt obligations of third parties, including U.S. Treasury securities.

Units

     We may issue units comprising one or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each included security and will therefore have the rights and obligations of a holder of each included security.

Trust Preferred Securities

     The trust may offer trust preferred securities. The trust preferred securities may have terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions, as may be set forth in the trust agreement of the trust. AGCO will execute and deliver guarantees for the benefit of the holders of trust preferred securities.

Ratio of Earnings to Fixed Charges

     The following table shows our consolidated ratio of earnings to fixed charges for each of the five most recent fiscal years:

	Year Ended December 31,

	2002	2001	2000	1999	1998

Ratios of earnings to fixed charges	1.5	1.4	0.9	0.8	1.9

RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the risks described below and other information contained or incorporated by reference in this prospectus before making an investment decision. The risks and uncertainties described below and in our other filings incorporated by reference are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

     In addition, the prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

Special Note Regarding Forward-Looking Statements

     This prospectus, including the documents incorporated by reference into this prospectus, contain forward-looking statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. When used in this prospectus, including the documents incorporated by reference, the words “anticipate,” “believe,” “plan,” “will,” “may,” “estimate,” and “expect” and similar expressions are generally intended to identify forward-looking statements. In addition, any statement included or incorporated by reference in this prospectus, including those incorporated by reference, that is not a historical fact is a forward-looking statement. Forward-looking statements speak only as of their date, and except as required by law, we expressly disclaim any obligation to update these forward-looking statements. Forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Some of the factors that might lead to such differences are described below but also include:

•	general economic and capital market conditions;

•	the demand for agricultural products;

•	world grain stocks;

•	crop production;

•	commodity prices;

•	farm income;

•	farm land values;

•	government farm programs and logistics;

•	pervasive livestock diseases;

•	the levels of new and used field inventories;

•	weather conditions;

•	interest and foreign currency exchange rates;

•	pricing and product actions taken by competitors;

•	customer access to credit;

•	production disruptions;

•	supply and capacity constraints;

•	cost reduction and control initiatives;

•	research and development efforts;

•	labor relations;

•	dealer and distributor actions;

•	technological difficulties;

•	changes in environmental, international and labor relations;

•	political and economic uncertainty in various areas of the world;

•	other risks detailed from time to time in our commission filings; and

•	those items identified under “Risk Factors” in any prospectus supplement.

Risks Related to Our Indebtedness

We have a substantial amount of indebtedness, which may adversely affect our ability to perform our obligations under the debt securities.

     We have now and, following this offering will continue to have, a significant amount of indebtedness. As of December 31, 2002, we had total long term indebtedness of approximately $636.9 million, stockholders’ equity of approximately $717.6 million and a ratio of long term indebtedness to equity of ..89 to 1.0. We also had short term obligations of $7.4 million, capital lease obligations of $2.3 million, and unconditional purchase or other long term obligations of $17.9 million. In addition, we had guaranteed indebtedness owed to third parties of approximately $11.8 million, primarily related to dealer and end user financing of equipment.

     Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the securities;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from making strategic acquisitions, introducing new products or pursuing business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness; and

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or pay cash dividends.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service our indebtedness.

     Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under a revolving credit facility or otherwise in amounts sufficient to enable us to pay our indebtedness, including any debt securities, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund other liquidity needs, we may need to refinance all or a portion of our indebtedness, including any debt securities, on or before maturity or seek additional equity capital. Our ability to pay or to refinance our indebtedness, including any debt securities that we may sell pursuant to this prospectus, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that we will be able to pay or refinance our indebtedness on commercially reasonable terms, or at all.

Restrictive covenants in our debt instruments restrict or prohibit us from engaging in or entering into a variety of transactions, which could adversely affect us.

     The indenture governing any debt securities will contain, and the indentures governing our outstanding debt securities already contain, various covenants that limit, among other things, our ability to:

•	incur additional indebtedness;

•	pay dividends or make distributions or certain other restricted payments;

•	make certain investments;

•	create dividend or other payment restrictions affecting restricted subsidiaries;

•	issue or sell capital stock of restricted subsidiaries;

•	guarantee indebtedness;

•	enter into transactions with stockholders or affiliates;

•	create liens;

•	sell assets;

•	engage in sale-leaseback transactions; and

•	enter into certain mergers and consolidations.

     Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

A breach of a covenant in our debt instruments could cause acceleration of a significant portion of our outstanding indebtedness.

     A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under such instruments. Our ability to comply with these covenants may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants. Upon the occurrence of an event of default under any debt instrument, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them, if any, to secure the indebtedness. If the lenders under our current or future indebtedness accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness, including any debt securities.

Risks Relating to Our Business

Our financial results depend heavily upon the agricultural industry, and factors that adversely affect the agricultural industry generally will adversely affect our results of operations.

     Our success is heavily dependent upon the vitality of the agricultural industry. Historically, the agricultural industry, including the agricultural equipment business, has been cyclical and subject to a variety of economic, governmental and weather conditions. Sales of agricultural equipment generally are related to the health of the agricultural industry, which is affected by farm income, farm land values, farm cash receipts and farm profits, all of which reflect levels of commodity prices, acreage planted, crop yields, demand, government policies and government subsidies. Sales also are influenced by economic conditions, interest rate and exchange rate levels and the availability of financing. Weather conditions also can affect farmers’ buying decisions. During previous economic downturns in the farm sector, the agricultural equipment business experienced a general decline in sales and profitability, and we expect our business to remain subject to similar market fluctuations in the future.

We have significant international operations and, as a result, we are exposed to risks related to the laws, taxes, economic conditions, fluctuations in currency rates, labor supply and relations, political conditions and policies of foreign governments. These risks may delay or reduce our realization of value from our international operations.

     We derived approximately $1.87 billion, or 64%, of our revenues for the year ended December 31, 2002, from sales outside North America. The primary foreign countries in which we do business are Brazil, France, Germany, Ireland and the United Kingdom. In addition, we have significant manufacturing operations in Brazil, Denmark, France, Germany and the United Kingdom. Our production costs, profit margins and competitive position are affected by the strength of the currencies in countries where we manufacture or purchase goods relative to the strength of the currencies in countries where our products are sold. Our results of operations and financial position may be adversely affected by fluctuations in foreign currency rates, taxes, local economic conditions, labor supply and relations, political conditions and policies of foreign governments, and by translations of the financial statements of our foreign subsidiaries from local currencies into U.S. dollars. Our international operations also may be subject to various risks that are not present in domestic operations, including restrictions on dividends and the repatriation of funds. Additionally, trends abroad, such as farm consolidations, may affect the agricultural equipment market. Foreign developing markets may present special risks, such as unavailability of financing, inflation, slow economic growth, currency fluctuations or price controls.

We are subject to extensive environmental laws and regulations, and our costs related to compliance with, or our failure to comply with, existing or future laws and regulations could adversely affect our business and results of operations.

     We are subject to increasingly stringent environmental laws and regulations in the countries in which we operate. These regulations govern, among other things, emissions into the air, discharges into water, the use, handling and disposal of hazardous substances, waste disposal and the remediation of soil and groundwater contamination. The European Union and the United States have adopted more stringent environmental regulations regarding emissions into the air. As a result, we will likely incur increased capital expenses to modify our products to comply with these regulations. Our costs of complying with these or any other current or future environmental regulations may be significant. Further, if we fail to comply with existing or future laws and regulations we may be subject to governmental or judicial fines or sanctions.

Our labor force is heavily unionized, and our contractual and legal obligations under collective bargaining agreements and labor laws may subject us to greater risks of work interruption or stoppage and could impair our ability to achieve cost savings through restructuring plans.

     A majority of our employees, principally at our manufacturing facilities, are represented by collective bargaining agreements with expiration dates ranging from 2003 to 2007. These collective bargaining agreements could impair our flexibility in streamlining existing manufacturing facilities and in restructuring our business.

The agricultural equipment industry is highly seasonal, and seasonal fluctuations may adversely affect our quarterly results of operations and, in turn, the price of our securities.

     The agricultural equipment business is highly seasonal, because farmers traditionally purchase agricultural equipment in the Spring and Fall in conjunction with the major planting and harvesting seasons. Our net sales and income from operations have historically been the lowest in the first quarter and have increased in subsequent quarters as dealers increase inventory in anticipation of increased retail sales in the third and fourth quarters.

We face intense competition, and, if we are unable to compete successfully against other agricultural equipment manufacturers, we could lose customers and our revenues may decline.

     The agricultural equipment business is highly competitive, particularly in North America, Europe and Latin America. We compete with several large national and international companies that, like us, offer a full line of agricultural equipment, as well as with numerous short-line and specialty manufacturers and suppliers of farm equipment products. Our two key competitors, Deere & Co. and CNH Global, are substantially larger than we are and have greater financial and other resources at their disposal. In addition, in some markets, smaller regional competitors with significant market share in a single country or group of countries also compete with us. We cannot assure you that these competitors will not substantially increase the resources devoted to the development and marketing, including discounting, of products that compete with our products. If we are unable to compete successfully against other agricultural equipment manufacturers, we could lose customers and our revenues may decline. There can also be no assurance that consumers will continue to regard our agricultural equipment favorably, that we will be able to develop new products that appeal to consumers, or that we will be able to continue to compete successfully in the agricultural equipment business. In addition, competitive pressures in the agricultural equipment business may affect the market prices of new and used equipment, which, in turn, may adversely affect our sales margins and results of operations.

Our operations may be adversely affected by domestic and foreign governmental regulation of agricultural products.

     Domestic and foreign political developments and government regulations and policies directly affect the agricultural industry in the United States and abroad, which affects the demand for agricultural equipment. For example, a decrease or elimination of current price protections for commodities in the European Union or of subsidy payments for farmers in South America and the United States, would likely result in a decrease in demand for agricultural equipment. If demand for agricultural equipment declines, our sales, growth and results of operations may be adversely affected. The application or modification of existing laws, regulations or policies or the adoption of new laws, regulations, trade agreements or policies adversely affecting the agricultural industry could have an adverse effect on our business.

AGCO

     We manufacture and distribute agricultural equipment and related replacement parts throughout the world. We sell a full range of agricultural equipment, including tractors, combines, hay tools, self-propelled sprayers, forage equipment and implements. Our products are widely recognized in the agricultural equipment industry and are marketed under the following brand names: AGCO®, AgcoAllis®, AgcoStar®, Ag-Chem®, Challenger®, Farmhand®, Fendt®, Fieldstar®, Gleaner®, Glencoe®, Hesston®, Lor*Al®, Massey Ferguson®, New Idea®, RoGator®, Soilteq™, Spra-Coupe®, Sunflower®, Terra-Gator®, Tye®, White® and Willmar®. We distribute most of our products through a combination of approximately 8,450 independent dealers and distributors, associates and licensees in more than 140 countries. In addition, we provide retail financing through AGCO Finance in North America and through our joint venture Agricredit in the United Kingdom, France, Germany, Spain, Ireland and Brazil.

     We had approximately $2.3 billion in assets as of December 31, 2002, and for the year ended December 31, 2002, had net sales of $2.9 billion and a net loss of $84.4 million.

     AGCO was organized in June 1990 by an investment group formed by management to acquire the successor to the agricultural equipment business of Allis-Chalmers, a company which began manufacturing and distributing agricultural equipment in the early 1900s. Since our formation in June 1990, we have grown substantially through a series of 20 acquisitions for consideration aggregating approximately $1.6 billion. These acquisitions have allowed us to broaden our product line, expand our dealer network and establish strong market positions in several new markets throughout North America, South America, Western Europe and the rest of the world. We have achieved significant cost savings and efficiencies from our acquisitions by eliminating duplicative administrative, sales and marketing functions, rationalizing our dealer network, increasing manufacturing capacity utilization and engineering common product platforms for certain products. In addition, we are focusing our efforts on long-term growth and profit improvement initiatives including developing new and innovative products, expanding and strengthening our distribution network, reducing product costs, maintaining a flexible horizontal production strategy, and utilizing efficient asset management.

     Our executive offices are located at 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number at that address is (770) 813-9200. Our corporate Internet address is www.agcocorp.com. The information on our website is not part of this prospectus.

THE TRUST

     AGCO Capital Trust I is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on April 2, 2003. A statutory business trust is a separate legal entity that can be formed for the purpose of holding property. The trust is a grantor trust, which means it does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. The trust’s business is defined in a declaration of trust, executed by AGCO, as sponsor, and the trustees. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued to establish the terms of the preferred securities. We refer to the declaration of trust, as amended and restated, as the trust agreement. The trust agreement will be qualified under the Trust Indenture Act of 1939.

     The trust exists for the exclusive purposes of:

•	issuing and selling trust preferred securities;

•	using the proceeds from the sale of trust preferred securities to acquire from us junior subordinated debentures, which we refer to in this prospectus as trust debentures;

•	distributing the interest the trust receives from us on the trust debentures to the holders of the trust preferred securities; and

•	engaging in only those other activities necessary or incidental to these purposes.

     The purchasers of the preferred securities that the trust may issue will own all of the trust’s preferred securities. We will own all of the common securities. The common securities will represent an aggregate liquidation amount equal to at least 3% of the trust’s total capitalization. The preferred securities will represent the remaining approximate 97% of the trust’s total capitalization. The terms of the common securities, like the terms of the preferred securities, will be contained in the trust agreement, and the common securities will rank equally, and payments will be made ratably, with the preferred securities. However, if there are certain continuing payment events of default under the terms of the trust debentures, our rights as holder of the common securities to distributions, liquidation, redemption and other payments from the trust will be subordinated to the rights to those payments of the holders of the preferred securities. The preferred securities will be guaranteed by us in the manner described later in this prospectus.

     The trust debentures and the interest we pay to the trust on the trust debentures will be the trust’s only assets, and the interest we pay to the trust on the trust debentures will be the only revenue of the trust. Unless stated otherwise in the applicable prospectus supplement, the will not permit the trust to acquire any assets other than the trust debentures or to issue any securities other than the trust preferred securities and the common securities or to incur any other indebtedness.

     The trustees of the trust will conduct the business and affairs of the trust. As holder of the common securities, we are entitled to appoint, remove, replace, or increase or reduce the number of trustees. The trust agreement will govern the duties of the trustees. Most of the trustees will be employees, officers or affiliates of ours and will be referred to as administrative trustees. One trustee, the property trustee, will be a financial institution that is not affiliated with us and that has a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Unless the property trustee has a principal place of business in the State of Delaware and meets other legal requirements, we will appoint another trustee who meets these requirements to serve as the Delaware trustee.

     We or any subsequent holder of the common securities will pay all fees and expenses related to the trust and the offering of the preferred securities and will pay all ongoing costs and expenses of the trust.

     More specific terms of any trust preferred securities and the trust will be set forth in the applicable prospectus supplement.

     The location of the principal executive office of the trust is c/o AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number at that address is (770) 813-9200.

USE OF PROCEEDS

     Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the sale of the offered securities for general corporate purposes including, but not limited to, funding operations and capital expenditures, repaying or refinancing of existing indebtedness, and financing acquisitions. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon our funding requirements at the time of issuance and the availability of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The following table shows our consolidated ratio of earnings to fixed charges for each of the five most recent fiscal years:

	Year Ended December 31,

	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges	1.5	1.4	0.9	0.8	1.9

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income or loss before income taxes, extraordinary items, cumulative effects of accounting changes, distributed income of equity investees, amortization of capitalized interest and fixed charges excluding capitalized interest. “Fixed charges” consist of interest costs (whether expensed or capitalized), amortization of debt issuance costs and an estimate of the interest cost in rental expense. The deficiency of the earnings to fixed charges in 1999 was $19.2 million and in 2000 was $4.2 million.

DIVIDEND POLICY

     We historically had paid a regular divided of $0.01 per share per quarter but have not done so since the first quarter of 2001. However, under the indenture governing our 8 1/2% Senior Subordinated Notes due 2006, we currently are unable to pay any cash dividends. There can be no assurance that we will pay dividends in the future.

THE SECURITIES WE MAY OFFER

     This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $500,000,000 of any of the following securities:

•	Common stock (issuable separately or upon conversion, exchange or redemption of debt securities or preferred stock), including preferred share purchase rights;

•	Preferred stock;

•	Senior debt, senior subordinated debt or subordinated debt, one or more of which may be convertible into common stock or preferred stock (collectively, the “debt securities”);

•	Depositary shares;

•	Warrants;

•	Stock purchase contracts;

•	Units; and

•	Trust preferred securities (which will be guaranteed).

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of AGCO consists of 150,000,000 shares of common stock, having a par value of $.01 per share, and 1,000,000 shares of preferred stock, having a par value of $.01 per share. The preferred stock may be issued in separate series as authorized by AGCO’s board of directors. As of December 31, 2002, there were 75,197,285 shares of common stock outstanding. All outstanding shares of common stock are fully paid and nonassessable.

Common Stock

     We may, at our option, elect to offer common stock. The following description of our common stock is only a summary and is subject to the terms of provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. We encourage you to read our Certificate of Incorporation and Bylaws, which have been filed with the Commission and is incorporated by reference into this prospectus.

     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Cumulative voting is not permitted. Holders of a majority of the shares of common stock are entitled to vote in any election of directors and may elect all of the directors standing for election. Subject to any preferential dividend rights of outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefrom. In the event of a liquidation, dissolution or winding up of AGCO, the holders of common stock are entitled to receive ratably the net assets of AGCO available for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which AGCO has or may designate and issue in the future.

Transfer Agent and Registrar

     The transfer agent and registrar for AGCO common stock is SunTrust Bank, Atlanta.

Listing

     Our common stock is listed for trading on the New York Stock Exchange under the symbol “AG.”

Rights Plan

     We adopted a stockholder rights plan on April 27, 1994. Our board of directors implemented the plan by declaring a dividend of one preferred share purchase right for each share of common stock outstanding. The rights plan provides that each share of common stock outstanding will have attached to it the right to purchase a one-hundredth of a share of Junior Cumulative Preferred Stock, or junior preferred stock. The purchase price per a one-hundredth of a share of junior preferred stock is $200.00, subject to adjustment. Our stockholder rights plan was approved by our stockholders in 1994.

     The rights will be exercisable only if a person or group (“acquirer”) acquires 20% or more of our common stock or announces a tender offer or exchange offer that would result in the acquisition of 20% or more of our common stock or, in some circumstances, if additional conditions are met. Once they are exercisable, the plan allows stockholders, other than the acquirer, to purchase our common stock or securities of the acquiror with a then current market value of two times the exercise price of the right. Merely holding a right does not confer any additional rights as a stockholder of AGCO until it is exercised. The rights are redeemable for $.01 per right, subject to adjustment, at the option of the board of directors. The rights will expire on April 26, 2004, unless they are extended, redeemed or exchanged by AGCO before that date.

     The rights have certain “anti-takeover” effects because they may cause substantial dilution to a person or group that attempts to acquire AGCO on terms not approved by our board of directors. Generally, the rights should not interfere with any merger or other business combination approved by our board of directors prior to the time that there is an acquirer since until such time the rights generally may be redeemed by our board of directors at $.01 per right.

Preferred Stock

     We may, at our option, elect to offer a series of preferred stock. The summary of terms of the preferred stock in this prospectus is not complete. You should refer to the Certificate of Designation for the applicable series of preferred stock, if any, which we will file with the SEC.

     We have the authority to issue up to 1,000,000 shares of preferred stock, par value $.01 per share, with 300,000 shares designated as a series of junior preferred stock, par value $.01 per share. The junior preferred stock may be acquired in accordance with the terms of our preferred share purchase rights. As of the date of this prospectus there were no shares of preferred stock outstanding. Our board of directors is authorized at any time to issue all or any shares of preferred stock in one of more classes or series.

     Our board of directors is authorized to determine, and the prospectus supplement will set forth, the following terms for each series of preferred stock:

•	the offering price at which we will issue the preferred stock;

•	whether that series of preferred stock will be entitled to receive dividends;

•	the dividend rate (or method for determining the rate);

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the liquidation preference of that series of preferred stock, if any;

•	the conversion or exchange provisions applicable to that series of preferred stock, if any;

•	the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences, rights, qualifications, limitations, or restrictions, if any, applicable to that series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more series under one or more indentures between us and SunTrust Bank, Atlanta, as trustee, unless we identify a different trustee in the applicable prospectus supplement. Debt securities may include senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities convertible into common or preferred stock. The following summary outlines the material terms of the debt securities. The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which these general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities.

     The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The following summary of certain provisions of the indenture is not complete and we refer you to the forms of the indentures, including definitions of certain terms used below. Copies of the indentures will be filed as exhibits to the Registration Statement.

General

     The following summaries set forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable unless immaterial:

•	title and ranking;

•	aggregate principal amount and any limit on such amount;

•	price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	maturity date or dates, or the method for determining such date or dates or the right, if any, of the Company to defer payment of principal at maturity;

•	interest rate or rates (which may be fixed or variable and will include reset rates, if any, and the method by which any such rate will be determined), or the method by which such rate or rates shall be determined and the right, if any, of the Company to defer any interest payment;

•	date or dates, or the method for determining such date or dates, from which any such interest will accrue, and the dates on which any such interest will be payable;

•	the regular record dates, if any, for the interest payments, or the method by which such dates shall be determined;

•	the persons to whom we will be obligated to pay interest and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	place or places where the principal of and premium, if any, and interest, if any, on such debt securities will be payable, and where such debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us regarding the debt securities and the indenture may be served;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other securities;

•	if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities into which holders may convert or exchange the debt securities;

•	redemption or early repayment provisions, the terms and conditions upon which we will redeem or repay the debt securities and whether pursuant to such provisions the debt securities may be redeemed in whole or in part;

•	sinking fund repayment provisions and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell securities;

•	if other than in U.S. dollars, the currency or currencies, including currency unit or units, in which the principal of, premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities will be denominated;

•	any applicable subordination provisions;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	provisions, if any, granting special rights to the holders of debt securities upon certain events;

•	additions to or changes in the events of default or covenants of AGCO with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	whether the defeasance and covenant defeasance provisions described under the caption “ — Defeasance” will be inapplicable or modified;

•	whether the debt securities will be secured and if so, on what basis and by what assets;

•	whether the debt securities of the series will be in registered or bearer form, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•	date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•	person to whom and manner in which any interest shall be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depository for global securities;

•	securities exchange(s) on which the securities will be listed;

•	whether any underwriter(s) intend to act as market maker(s) for the securities;

•	if not listed on a securities exchange and no underwriter(s) intend(s) to make a market in the securities, the nature of the exchange market for the securities;

•	whether the debt securities of the series will be issued in book-entry or certificate form;

•	form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	whether the principal of, and any premium, interest or additional amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	whether we may extend the interest payment periods and, if so, the terms of any extension; and

•	additional terms not inconsistent with the provisions of the indenture.

     We may issue debt securities at a substantial discount below their stated principal amount bearing no cash interest or cash interest at a rate below the market rate at the time of issuance. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

     Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

     The indentures may not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

     We will comply with Section 14(e) under the Securities Exchange Act, to the extent applicable, and any other tender offer rules under the Securities Exchange Act which may then be applicable, in connection with any obligation of AGCO to purchase debt securities at the option of holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Status of Debt Securities

     We expect the following provisions will generally apply to debt securities, unless we specify otherwise in the applicable prospectus supplement.

     Any senior debt securities will rank equally with all of our other unsecured unsubordinated debt.

     Any senior subordinated debt securities will be subordinate in right of payment to all of our senior indebtedness. With respect to senior subordinated debt securities, senior indebtedness will mean all indebtedness (present or future) created, incurred or assumed by us (and all renewals, extensions or refundings thereof), unless the instrument under which the indebtedness is created, incurred or assumed provides that such indebtedness is not senior or superior in right of payment to the debt securities. Senior indebtedness shall not include (1) any indebtedness to any of our subsidiaries, (2) any trade payables or (3) any liability for federal, state, local or other taxes owed or owing by us.

     The subordinated debt securities will be subordinate in right of payment to all of our senior indebtedness. With respect to any series of subordinated debt securities, senior indebtedness of the Company will mean all senior indebtedness (as defined above) and all indebtedness under any senior subordinated debt securities.

     Upon any payment or distribution of assets or securities of AGCO due to any dissolution, winding up, total or partial liquidation or reorganization or in bankruptcy, insolvency, receivership or other proceeding, the payment of the principal of, and interest on, any senior subordinated debt securities or subordinated debt securities will be subordinated in right of payment to any obligations in respect of senior indebtedness. No direct or indirect payment may be made on senior subordinated debt securities or subordinated debt securities in the event of:

•	a default in payment of all or any portion of the obligations of any senior indebtedness until that default is cured or waived, or

•	a default with respect to any bank credit agreement.

     We may resume payments on the subordinated debt securities when the default is cured or waived to the extent that the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior indebtedness in full, holders of senior subordinated and subordinated debt securities will still be subrogated to the rights of holders of our senior indebtedness for the amount of distributions that otherwise would have been payable to holders of the senior subordinated and subordinated debt securities until the senior subordinated and subordinated debt securities are paid in full.

     Under certain circumstances, if payment or distribution on account of the senior subordinated and subordinated debt securities of any character, whether in cash, securities or other property, is received by a holder of any senior subordinated and subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full.

     Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior indebtedness will first be entitled to receive payment in full before holders of the outstanding senior subordinated and subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding senior subordinated and subordinated debt securities.

     After we have paid in full all sums we owe on our senior indebtedness, the holders of the senior subordinated debt securities, if any, together with the holders of our obligations ranking on a parity with the senior subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the senior subordinated debt securities and the other obligations. After we have paid in full all sums we owe on the senior subordinated debt securities, the holders of the subordinated debt securities, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. We will make payment on the subordinated debt securities before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to our subordinated debt securities.

     By reason of such subordination, in the event of our insolvency, holders of our senior indebtedness may receive more, ratably, than holders of the senior subordinated debt securities or subordinated debt securities. This subordination will not prevent the occurrence of any event of default in respect of the senior subordinated debt securities or the subordinated debt securities. The applicable prospectus supplement may modify or set forth additional rights that holders of senior indebtedness may have against holders of senior subordinated debt securities and subordinated debt securities.

     If we offer senior subordinated debt securities or subordinated debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of a specified date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on our issuance of any additional indebtedness, including senior indebtedness.

Exchange, Registration, Transfer and Payment

     Principal of, premium, if any, interest and additional amounts on the debt securities will be payable, and the debt securities may be exchanged or transferred, at our office or agency in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee) c/o BankOne Trust Company, 14 Wall Street, 8th Floor, New York, New York 10005-2101; provided that, at our option, payment of interest may be made by check mailed to the address of the holders as such address appears in the security register or by wire transfer of funds to the holders of an account maintained in the United States.

     We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal premium, interest or additional amounts which remains unclaimed at the end of two years after the principal, premium, interest or additional amounts has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.

     Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

     If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.

     Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for transfer and, where applicable, conversion or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for transfer, conversion or exchange must be duly endorsed or accompanied by a written instrument of transfer.

     If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

     We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer, conversion or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Global Debt Securities

     We expect the following provisions to apply to all debt securities, unless we indicate otherwise in the applicable prospectus supplement or with a nominee for a depositary identified in the applicable business supplement relating to the series and registered in the name of the depositary or its nominee.

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary. In this case, one or more registered global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the registered global securities. Unless and until it is wholly exchanged for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

     No global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary,

•	we order the trustee that such global security shall be so transferable, registerable and exchangeable, and such transfers shall be registerable, or

•	other circumstances, if any, as may be described in the applicable prospectus supplement.

     All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

     Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the issuance of such global security, and the deposit of such global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee (“participants”). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.

     Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security or by participants or persons that hold through participants.

     Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants.

     Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

     So long as the depositary, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities. Each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The rights of any holder of a debt security to receive payment of principal and premium, if any, of and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security shall not be impaired or affected without the consent of the holders. The rights of any holder of a debt security to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

     None of us, the trustee, any payment agent or the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment of principal, premium, interest or additional amounts, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

     If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

     Debt securities in bearer form of a series also may be issued in the form of one or more global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme Luxembourg (formerly known as Cedelbank), or with a nominee for such depositary identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer form global security, with respect to any portion of a series of debt securities to be represented by a bearer form global security will be described in the applicable prospectus supplement.

Certain Definitions

     Except as set forth in the applicable prospectus supplement, the following terms shall have the meanings set forth below.

     “Consolidated Net Worth” means at any time, as to a given entity, the sum of the amounts which would be included on the latest consolidated balance sheet of such entity and its subsidiaries, determined in accordance with GAAP.

     “GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable from time to time.

     “Indebtedness” of a person means all obligations which would be treated as liabilities upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP.

     “Lien” means any lien, security interest, charge or encumbrance of any kind.

     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     “Special Purpose Subsidiary” means any wholly owned Restricted Subsidiary of AGCO created by AGCO for the sole purpose of facilitating a Receivable Financing Transaction.

     “Subsidiary” of any person means with respect to any Person, corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     “Unrestricted Subsidiary” means (i) AGCO Acceptance Corporation and its successors, provided in the case of any such successor that the property and assets of such successor at the time it becomes an Unrestricted Subsidiary do not include any property or assets of the Company or any of its Restricted Subsidiaries, (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary.

Covenants

     The applicable prospectus supplement will describe any material covenants with respect to a series of debt securities. Other than the covenants included in the indenture as described above or as described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing holders of debt securities additional protection including with respect to limitations on indebtedness, certain payments, dividends, transactions with affiliates and restricted subsidiaries and liens.

Events of Default

     The following events will be defined as “Events of Default” in the indentures, and will be applied to each series of debt securities we may issue under those indentures, unless we specify otherwise in the applicable prospectus supplement:

(a) default in the payment of principal of or premium, if any, on any debt security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest on any debt security when the same becomes due and payable, and such default continues for a period of 30 days;

(c) failure to make any sinking fund payment when due as required for any debt security of that series;

(d) default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of AGCO or the failure to make or consummate any required offer to purchase;

(e) default in the performance of or breach of any other covenant or agreement of AGCO in the Indenture or under the debt securities (other than a default specified in clause (a), (b) or (c) above) that continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities;

(f) the occurrence with respect to any issue or issues of indebtedness of AGCO or any significant subsidiary having an outstanding principal amount of the amount specified in the supplement for all such issues of all such persons, whether such indebtedness now exists or shall hereafter be created, of:

(1) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

(2) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(g) any final judgment or order (not covered by insurance) for the payment of money in excess of the amount specified in the supplement for all such final judgments or orders against all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against AGCO or any significant subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed a specified amount during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h) the occurrence of certain events of bankruptcy, insolvency or reorganization;

(i) the occurrence of any other event of default specified in the applicable prospectus supplement.

Acceleration, Waiver and Other Remedies

     If an event of default occurs and is continuing under our indenture,

(i) the trustee or the holders of at least 25% in aggregate principal amount of the debt securities, then outstanding, by written notice to AGCO (and to the trustee if such notice is given by the holders), may, and

(ii) the trustee, at the request of such holders, shall,

declare the principal of, premium, if any, accrued interest and additional amounts on the debt securities to be immediately due and payable.

     Upon a declaration of acceleration, the principal of, premium, if any, accrued interest and additional amounts shall be immediately due and payable. In the event of a declaration of acceleration because an event of default set forth in clause (f) under the heading “Events of Default” above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such event of default pursuant to clause (f) above shall be remedied or cured or the relevant significant subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an event of default in clause (g) above occurs with respect to AGCO, the principal of, premium, if any, accrued interest and additional amounts with respect to the debt securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     The holders of at least a majority in principal amount of the outstanding debt securities by written notice to AGCO and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(a) all existing events of default, other than the nonpayment of the principal of, premium, if any, and interest on the debt securities that have become due solely by such declaration of acceleration, have been cured or waived; or

(b) we deposit with the trustee all required payments of the principal of and any premium or interest on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “Modification” below.

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. A holder may not pursue any remedy with respect to the indenture or the debt securities unless:

(1) the holder gives the trustee written notice of a continuing event of default;

(2) the holders of at least 25% in aggregate principal amount of outstanding debt securities make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right to bring suit for the enforcement of any payment of the principal, premium, if any interest or additional amounts at their respective due dates.

     Each indenture will require certain officers of AGCO to certify 90 days after the end of each fiscal year or earlier, that a review has been conducted of the activities of AGCO and its restricted subsidiaries and AGCO’s and its restricted subsidiaries’ performance under the indenture and that AGCO has fulfilled all obligations thereunder. Alternatively, if there has been a default in the fulfillment of any such obligation, the certification must specify each default and the nature and status thereof. AGCO also will be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

     AGCO will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to any person or permit any person to merge with or into AGCO unless:

(1) (A) AGCO is the continuing person, or (B) the person formed by such consolidation or into which AGCO is merged or that acquired or leased such property and assets of AGCO is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes, by a supplemental indenture executed and delivered to the trustee, all of the obligations of AGCO on all of the debt securities and under the indenture;

(2) immediately after giving effect to such transaction, no default or event of default has occurred or is continuing;

(3) immediately after giving effect to such transaction on a pro forma basis, AGCO or any person becoming the successor obligor of the debt securities has a consolidated net worth equal to or greater than the consolidated net worth of AGCO immediately prior to such transaction;

(4) immediately after giving effect to such transaction on a pro forma basis AGCO, or any person becoming the successor obligor of the debt securities, as the case may be, could incur at least $1.00 of indebtedness; provided that this clause (4) may not apply to a consolidation or merger with or into a wholly owned restricted subsidiary with a positive net worth; provided further that, in connection with any such merger or consolidation, no consideration (other than common stock in the surviving person or AGCO) may be issued or distributed to the stockholders of AGCO; and

(5) AGCO delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and an opinion of counsel, stating that the consolidation, merger or transfer and the supplemental indenture comply with this provision and that AGCO has complied with all conditions precedent relating to the transaction.

     Clauses (3) and (4) above do not apply if the board of directors determines in good faith that the principal purpose of such transaction is to change the state of incorporation of AGCO as long as one of the purposes of changing the state of incorporation is not the evasion of the foregoing limitations.

Defeasance

     Defeasance and Discharge. Each indenture will provide that AGCO will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities on the 123rd day after the deposit referred to below. Upon such discharge, the provisions of the indenture will no longer be in effect with respect to the debt securities (except for, among other matters, certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1) AGCO has deposited with the trustee, in trust, money or U.S. Government obligations that through the payment will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the debt securities on the stated maturity of such payments in accordance with the terms of the indenture and the debt securities,

(2) AGCO has delivered to the trustee:

(A) either

(1) an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of AGCO’s exercise of its option under this “defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. The opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the closing date such that a ruling is no longer required; or

(2) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

(B) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3) immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default, has occurred or is continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit. Such deposit may not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which AGCO or any of its subsidiaries is a party or by which AGCO or any of its subsidiaries is bound; and

(4) if at the time the debt securities are listed on a national securities exchange, AGCO has delivered to the trustee an opinion of counsel to the effect that the debt securities will not be delisted as a result of the deposit, defeasance and discharge.

     Defeasance of Certain Covenants and Certain Events of Default. Each indenture will further will provide that the provisions of the indenture will no longer be in effect with respect to clauses (3) and (4) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” and clause (d) under “Events of Default” with respect to such clauses (3) and (4) under “Consolidation, Merger and Sale of Assets,” clause (d) with respect to such covenants and clauses (f) and (g) under “Events of Default” shall be deemed not to be events of default, upon, among other things:

(1) the deposit with the trustee, in trust, of money or U.S. government obligations that through the payment of interest and principal will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the debt securities on the stated maturity of such payments in accordance with the terms of the indenture and the debt securities;

(2) the satisfaction of the provisions described in clauses (2)(B), (3), and (4) of the preceding paragraph; and

(3) the delivery by AGCO to the trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Defeasance and Certain Other Events of Default.

     In the event:

(1) AGCO exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the debt securities as described in the immediately preceding paragraph; and

(2) the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable,

the amount of money or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, AGCO will remain liable for such payments.

Modification

     Modifications and amendments of an indenture may be made by AGCO and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities. However, modifications or amendments regarding the following matters require the consent of each affected holder:

(1) to change the stated maturity of the principal of, or any installment of interest on, any debt security;

(2) to reduce the principal amount of, or premium, if any, or interest on, any debt security;

(3) to change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

(4) to impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

(5) to reduce the percentage of outstanding debt securities of any series the consent of whose holders is necessary to modify or amend the indenture;

(6) to waive a default in the payment of principal of, premium, if any, or interest on the debt securities;

(7) to reduce the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(8) to make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security except to the extent provided for in the applicable indenture; or

(9) to modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

     We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

(1) to evidence the succession of another person to us as obligor under the indenture;

(2) to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall

(a) become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

(b) not apply to any outstanding debt securities created prior to the change or elimination;

(6) to secure the debt securities;

(7) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

(8) to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in an indenture;

(10) to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

(11) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

(12) to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property;

provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

     Each indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any related claim and no recourse under or upon any obligation, covenant or agreement of AGCO in the indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby may be had against any incorporator, stockholder, officer, director, employee or controlling person of AGCO or of any successor person thereof. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

     The indentures provide that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

     SunTrust Bank is one of a number of banks with which we maintain banking relationships in the ordinary course of business. Our banking relationship with SunTrust Bank includes, or may include, providing custodial services in connection with bond and stock portfolios, acting as our common stock registrar and transfer agent, serving as trustee under the indentures involving existing or future debt securities, and providing us with general banking services.

     Each indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of AGCO, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; that if it acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF DEPOSITARY SHARES

     We may issue depositary shares and depositary receipts which evidence the depositary shares. Each depositary receipt will represent a fractional interest of a share of a particular series of preferred stock issued and deposited with a depositary. We will enter into a deposit agreement with a bank or trust company which we will select as the preferred stock depositary and the holders of the depositary receipts issued by the preferred stock depositary. The depositary must have its principal office in the United States and a combined capital surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the shares of preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

     The statements made in this section relating to the deposit agreement and depositary receipts are summaries of certain anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail, we refer you to the deposit agreement itself, which we will file as an exhibit to the registration statement.

Dividends and Other Distributions

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts. Each holder will receive these distributions in proportion to the number of depositary receipts owned by the holders. Holders may be required to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a non-cash distribution, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In such cases, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     No distribution will be made in respect of any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

     Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless we have previously called for redemption or converted into other securities the related depositary shares), the holders will be entitled to delivery at that office of the number of whole or fractional preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive the related preferred stock as specified in the applicable prospectus supplement.

     Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

     Whenever we redeem preferred stock held by the preferred stock depositary we will pay the preferred stock depositary the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The preferred stock depositary will concurrently redeem the number of depositary shares representing preferred stock so redeemed. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

     From and after the date fixed for redemption:

•	all dividends in respect to preferred stock called for redemption will cease to accrue;

•	the depositary shares called for redemption will no longer be deemed to be outstanding; and

•	all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

Voting of the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

     If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the portion of the liquidation preference accorded each preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

     The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred stock represented by the depositary shares into common stock, other preferred stock or other securities. We have agreed that upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue a new depositary receipt(s) for any depositary shares not converted. No fractional common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

     The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged. The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.

Amendment and Termination of the Deposit Agreement

     We may agree with the preferred stock depositary to amend the form of depositary receipt and any provision of the deposit agreement at any time without the consent of the holder. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. If an amendment becomes effective, holders of outstanding depositary receipts will be deemed to consent and agree to the amendment and to be bound by the deposit agreement as amended if they continue to hold their depositary receipts.

     The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	there has been a final distribution of the related shares of preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock; or

•	each related shares of preferred stock has been converted into our securities which are not represented by depositary shares.

     We also may terminate the deposit agreement if a majority of each series of preferred stock affected by the termination consents to the termination. We must provide the preferred stock depositary with at least 30 days notice of such termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

Charges of Preferred Stock Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

     The preferred stock depositary may resign at any time by notifying us of its election to do so, and we may remove the preferred stock depositary at any time. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivering the notice of resignation or removal.

     The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

     In the deposit agreement, we and the depositary will agree to indemnify each other under certain circumstances.

Miscellaneous

     The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

DESCRIPTION OF WARRANTS

     We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares or any combination of these securities. We may issue warrants independently or together with any other securities offered pursuant to a prospectus supplement, and these warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

     Summarized below are some of the general terms and provisions of the warrants that we may offer. We will describe additional terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement that we will file with the SEC in connection with an issuance of warrants.

     The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the designation, aggregate principal amount and terms of the underlying securities issuable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities;

•	the procedures and conditions relating to the exercise of the warrants;

•	if applicable, the designation and terms of any underlying securities with which the warrants are issued, and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	whether we will issue the warrants in registration form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the maximum and minimum number of warrants that may be exercised at any one time;

•	if material, a discussion of the material United States Federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exercise of the warrants.

     Holders may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for securities will not have any of the rights of holders of the underlying securities and will not be entitled to any payments of principal, premium, interest, dividends, voting or other rights with respect to the underlying securities.

Exercise of Warrants

     Each warrant will entitle the holder to purchase the principal amount or number of securities set forth in the applicable prospectus supplement at the applicable exercise price. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

     Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

     The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each of issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York except to the extent that Delaware law applies as a result of our being incorporated in Delaware.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

     We may issue stock purchase contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our capital stock at a future date or dates. The per share purchase price and the interest rate may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     We may issue the stock purchase contracts in the amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as a part of units consisting of stock purchase contracts and, as security for the holder’s obligations to purchase the stock under the purchase contracts, either (a) our debt securities or (b) debt obligations of third parties, including U.S. Treasury securities.

     Summarized below are some of the general terms and provisions of the stock purchase contracts that we may offer. We will describe additional terms of the stock purchase contracts in the applicable prospectus supplement. The following description and any description of stock purchase contracts in the applicable prospectus supplement may not be complete and are subject to and qualified in its entirety by reference to the terms and provisions of the form of purchase contracts and, if applicable, collateral arrangements and depositary arrangements that we may file with the SEC in connection with the issuance of stock purchase contracts:

•	whether the stock purchase contracts require us to make periodic payments to the holders of the purchase contracts or vice versa, and whether such payments may be unsecured or prefunded on some basis;

•	if the purchase contracts require holders to secure their obligations in a specified manner whether we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract;

•	whether the stock purchase contracts obligate the holder to purchase and sell, or both purchase and sell, our capital stock, and the nature and amount of those securities or the manner of determining those amounts;

•	whether the stock purchase contracts are to be settled by delivery or by reference or linkage to the value, performance or level of our capital stock or some other measure;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	a discussion of material United Stated federal income tax considerations.

     The applicable prospectus supplement will describe the material terms of any stock purchase contracts.

DESCRIPTION OF UNITS

     We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

     The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

     The applicable prospectus supplement will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF TRUST PREFERRED SECURITIES

     The trust may issue trust securities, consisting of one series of preferred securities and one series of common securities under the terms of the trust agreement. The trust preferred securities will be offered to investors and will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities.

     Summarized below are some of the general terms and provisions of the trust agreement. We will describe additional terms of the trust agreement in the applicable prospectus supplement. The following description and any description of trust preferred securities or the trust agreement in the applicable prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the trust agreement and collateral arrangements that we may file with the SEC in connection with the issuance of trust preferred securities. The trust agreement will be qualified under the Trust Indenture Act. You also should refer to the Trust Indenture Act of 1939 for provisions that apply to the trust preferred securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference to the trust agreement.

General

     The trust agreement will provide that the trust may issue, from time to time, one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration we pay for the trust common securities, to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

     The terms of the preferred securities, as a general matter, will mirror the terms of the junior subordinated debt securities, referred to as trust debentures, that we will issue to the trust in exchange for the proceeds of the sales of the trust securities.

     We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under “Description of Guarantee.” The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.

     You should refer to the applicable prospectus supplement relating to the trust preferred securities for specific terms of the trust preferred securities, including, but not limited to:

•	the distinctive designation of the trust preferred securities;

•	the total and per security liquidation amount of the trust preferred securities;

•	the annual distribution rate, or method of determining the rate at which the trust will pay distributions, on the trust preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•	the right, if any, to defer distributions on the trust preferred securities upon extension of the interest payment period of the trust debentures;

•	whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust issuing the securities;

•	any obligation of the trust issuing the securities to purchase or redeem trust preferred securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the trust preferred securities;

•	any terms and conditions upon which the trust debentures may be distributed to holders of preferred securities;

•	any securities exchange on which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust agreement or with applicable law

     Holders of the trust preferred securities will have no pre-emptive or similar rights. In accordance with the trust agreement, the trust may not, among other things, borrow money, issue debt or any securities other than the trust securities, execute mortgages or pledge any of its assets.

Distributions

     Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the distribution dates for the trust securities will correspond to the payments and payment dates on the trust debentures. If we fail to make a payment on the trust debentures, the trust will not have funds available to pay distributions on the trust preferred securities.

     Unless otherwise specified in the applicable prospectus supplement, we may defer paying interest on the trust debentures on one or more occasions for a period not exceeding ten consecutive semi-annual periods (or the equivalent of that time), unless a debenture event of default has occurred and is continuing. However, no deferral period may extend beyond the stated maturity date. The trust will defer distributions on the trust preferred securities during any period of deferral of the trust debentures. Distributions on the trust preferred securities will accumulate at the rate per annum set forth in the applicable prospectus supplement during any deferral period.

     Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable until the end of any deferral period.

     We must give the property trustee, the debenture trustee and the administrative trustees notice of our election to defer interest payments on the trust debentures at least one business day prior to the earlier of:

•	the date the distributions on the trust preferred securities would have been payable except for the election to defer payment on the trust debentures; or

•	the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date for distributions or the date the distributions are payable, but in any event not less than one business day prior to such record date.

     We may defer payments any number of times. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See “Description of Trust Debentures—Option to Extend Interest Payment Date.”

     Unless otherwise specified in the applicable prospectus supplement, during any deferral period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, subject to certain exceptions described under “Description of Trust Debentures — Restrictions on Certain Payments;”

•	make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities that rank equal to or junior in right of payment to the trust debentures; or

•	make any guarantee payments (other than payments under the guarantee of the trust securities) with respect to any guarantee by us of the debt securities of any of our subsidiaries, if such guarantee ranks equal to or junior in right of payment to the trust debentures.

     Except as set forth in the applicable prospectus supplement, we will be obligated to pay any additional amounts that may be necessary so that the amount of distributions payable by the trust to holders of trust securities will not be reduced as a result of taxes, duties and other governmental charges.

Conversion or Exchange

     To the extent indicated in the applicable prospectus supplement, the trust securities may be converted or exchanged into other debt or equity securities or property. The specific terms on which the trust securities may be converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for mandatory conversion or exchange at the option of the holder. Alternatively, the terms may provide for mandatory conversion or exchange at our option.

Redemption

     When the trust debentures are repaid, and other than following the distribution of the trust debentures to the holders of the trust securities, the property trustee will apply the proceeds to redeem a like amount of the trust securities at the applicable redemption price specified in the applicable prospectus supplement. “Like amount” means:

•	with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

•	with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are distributed.

Redemption Procedures

     If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made, and the applicable redemption price will be payable, on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also “—Subordination of Trust Common Securities.”

     Distributions payable on or prior to the redemption date shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distributions. If notice of redemption has been given, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, and those trust preferred securities will cease to be outstanding.

     If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next day that is a business day. If the next business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day.

     Subject to applicable law, we or our subsidiaries may, from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

     The trust may not redeem less than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or prior to the redemption date. If less than all of the issued trust securities are to be redeemed, then the aggregate amount of trust securities to be redeemed will be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee deems fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. Unless the context otherwise requires, all trust agreement provisions concerning the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities that has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price for the trust debentures, distributions will cease to accrue on the trust securities called for redemption on and after the redemption date.

Cancellation

     If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of the trust preferred securities and receive in exchange, a like amount of trust debentures. After the exchange, the trust preferred securities will be cancelled and all rights of ours or our affiliates with respect to those trust preferred securities will cease.

Liquidation of the Trust and Distribution of Trust Debentures

     The trust will automatically dissolve upon the first to occur of:

•	our bankruptcy, dissolution or liquidation or the revocation of our charter without reinstatement for 90 days;

•	the expiration of the term of the trust;

•	the entry of an order for dissolution of the trust by a court of competent jurisdiction;

•	our directing the trustees in writing to dissolve the trust and, after satisfaction of the liabilities of the trust to the creditors of the trust, to distribute the trust debentures to the holders of the trust securities; and

•	the redemption, conversion or exchange of all of the trust securities.

     Unless otherwise specified in the applicable prospectus supplement, we have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust.

     Upon dissolution of the trust other than in connection with redemption, the trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust’s creditors, the administrative trustees will distribute to the holders of the trust securities a like amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive cash equal to the aggregate liquidation amount of the preferred securities held by the holder, plus accumulated and unpaid distributions on the date of payment. If the trust cannot pay the full amount due because the trust has insufficient assets legally available to pay in full, then the amount will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities will have priority over the trust common securities. See “—Subordination of Trust Common Securities.”

Subordination of Trust Common Securities

     Distributions and redemption payments on the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, the trust preferred securities will have priority over the trust common securities. In such instance, no distribution or redemption payment on any of the trust common securities will be made unless all accumulated and unpaid distributions on all of the outstanding trust preferred securities and if applicable, the full redemption price, has been paid in cash.

Events of Default; Notice

     The occurrence of an event of default under the indenture governing the trust debentures will constitute an event of default under the trust agreement. See “Description of Trust Debentures—Debenture Events of Default.” In addition, the applicable prospectus supplement may designate other events of default under the trust agreement.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We and the administrative trustee are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement.

     Upon the occurrence of an event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the indenture governing the trust debentures to declare the principal of and interest on the trust debentures to be immediately due and payable.

     If an event of default is attributable to our failure to pay interest, principal or other required payments on the trust debentures on the date due, and the event of default is continuing, then a record holder of trust preferred securities may institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder. In connection with such an action, we will be subrogated to the rights of the holder of trust preferred securities to the extent of any payment made by us to the holder.

     If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described under “—Liquidation of the Trust and Distribution of Trust Debentures” and “—Subordination of Trust Common Securities.”

     In the case of any event of default under the trust agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any the event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

     The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other person, except as described below or as otherwise described under “—Liquidation of the Trust and Distribution of Trust Debentures.” The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state of the United States or the District of Columbia, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement; or

•	substitutes for the trust securities other securities having substantially the same terms as the trust securities so long as the successor securities for securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity possessing the same powers and duties as the property trustee;

•	the successor securities are listed or traded, or any successor securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or traded;

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any successor securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect (other than by reason of dilution); and

•	following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

•	neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

•	we or any permitted successor or assignee own all of the trust common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities to the same extent as previously guaranteed.

     Notwithstanding the foregoing, unless all holders of trust securities approve otherwise, the trust may not, consolidate, convert into, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to, any other entity or permit any other entity to consolidate, convert into, amalgamate, merge with or into, or replace the trust if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as a corporation or classified other than as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities to be treated other than as owning an undivided interest in the trust debentures.

Voting Rights; Amendment of the Trust Agreement

     Except as provided below and under “—Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, holders of the trust preferred securities will have no voting rights.

     The trust agreement may be amended from time to time by us and the administrative trustees without the consent of the holders of the trust securities to:

•	cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement;

•	modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act;

•	provide for a successor trustee; or

•	add to our covenants or obligations as sponsor;

provided, however, that in the case of the first two bullet points, the interests of the holders of the trust securities may not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective after notice is given to the holders of the trust securities.

     We and the administrative trustees may otherwise amend the trust agreement with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an investment company under the Investment Company Act; provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any future distribution required to be made in respect of the trust securities; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the payment date.

     Without obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities, the trustees may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or direct the exercise of any trust or power conferred on the debenture trustee with respect to the trust debentures;

•	waive any past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

•	consent to any amendment, modification or termination of the indenture or the trust debentures.

     However, if the indenture requires the consent of all holders of trust debentures affected by a proposed action, the property trustee will not give consent without the prior consent of each holder of the trust preferred securities. In addition to obtaining the approval of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities, except pursuant to a subsequent vote of such holders.

     No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

     Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own or any of our affiliates own will not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

     Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form, and the global trust preferred securities will be deposited upon issuance with the Depositary Trust Company, or DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global trust preferred security may be transferred and exchanged through the facilities of DTC. Beneficial interests in a global trust preferred security may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities.”

Depositary Procedures

     DTC has advised the trust and us that DTC is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities deposited with it by its participants and facilitates the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised the trust and us that it has established procedures to provide that:

•	upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

•	ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

     Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent.

     Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see “—Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities.”

     Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their names, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

     Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global trust preferred securities; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC’s has advised the trust and us that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of us, the trust or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and we, the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global trust preferred securities will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

     DTC has advised the trust and us that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither us, the trust nor the property trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

     Unless otherwise specified in the applicable prospectus supplement, a global preferred security is exchangeable for trust preferred securities in certificated form if:

•	DTC notifies the trust that it is unwilling or unable to continue as depositary for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depositary within 90 days; or

•	we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form.

     In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests in any global preferred security will be registered in the names and issued in any approved denominations requested by or on behalf of the depositary (in accordance with its customary procedures).

Payment and Paying Agency

     Payments in respect of trust preferred securities held in global form will be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. Payments in respect of trust preferred securities that are not held by the depositary shall be made by check mailed to the address of the holder noted on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be effected without charge, but holders of the trust preferred securities must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register any transfer of the trust preferred securities after they have been called for redemption.

Removal of Trustees

     Unless an event of default occurs and is continuing, any trustee may be removed at any time by us as the holder of the trust common securities. If an event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to appoint, remove or replace the administrative trustees, which rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee in accordance with the provisions of the trust agreement.

Information Concerning the Property Trustee

     For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default, will perform only such duties as are specifically set forth in the trust agreement. During the existence of an event of default under the trust agreement, the property trustee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities are entitled to vote upon, then the property trustee. The property trustee will deliver notice to us requesting written instructions as to the course of action to be taken take such action as is directed by us or, if we fail to respond, will take such action as it deems advisable and in the best interests of the holders of the trust securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way so that:

•	the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	classified as an association taxable as a corporation for United States federal income tax purposes; and

•	the trust debentures will be treated as our indebtedness for United States federal income tax purposes.

     In connection with these purposes, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable.

     The trust agreement and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF TRUST DEBENTURES

     The trust will purchase trust debentures issued by us with the proceeds from the sale of the trust securities under an indenture, which we refer to as the junior subordinated indenture, between us and a trustee to be named in an applicable prospectus supplement. Selected provisions of the junior subordinated indenture are summarized below. This summary is not complete and contains only a general description of the trust debentures and the junior subordinated indenture. Any of the following terms may be changed, as set forth in the applicable prospectus supplement. A form of the junior subordinated indenture has been filed as an exhibit to the registration statement, and you should read the junior subordinated indenture for provisions that may be important to you. A definitive form of the junior subordinated indenture will be filed with the SEC if we issue trust debentures. The junior subordinated indenture will be qualified as an indenture under the Trust Indenture Act. You also should refer to the Trust Indenture Act of 1939 for provisions that apply to the trust debentures. Wherever particular defined terms of the junior subordinated indenture are referred to, such defined terms are incorporated by reference into this prospectus.

General

     The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest at the same rate as the distribution rate of the trust preferred securities specified in the applicable prospectus supplement, and interest on the trust debentures and in the trust preferred securities will accrue from the same date. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

     Except as otherwise stated in the applicable prospectus supplement, the trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date specified in the applicable prospectus supplement.

     The trust debentures issued by us will be unsecured, subordinate and junior in right of payment to all senior indebtedness (as defined below) to the extent and in the manner set forth in the junior subordinated indenture. See “—Subordination.”

Subordination

     The junior subordinated indenture provides that any trust debentures issued under it will be subordinate and junior in right of payment to all senior indebtedness. Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all senior indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment.

     In the event of the acceleration of the maturity of trust debentures, the holders of all senior indebtedness then outstanding will first be entitled to receive payment in full before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

     No payments on account of principal, premium, or interest in respect of the trust debentures may be made if a default in any payment with respect to any senior indebtedness has occurred and is continuing. Similarly, no payments in respect of the trust debentures may be made if an event of default has occurred with respect to any senior indebtedness resulting in the acceleration of the maturity of the senior indebtedness or if any judicial proceeding is pending with respect to any such default.

     “Indebtedness” means:

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all of our reimbursement obligations with respect to letters of credit, banker’s acceptances or similar facilities issued for our account;

•	all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	all of our capital lease obligations;

•	all our indebtedness whether incurred on, prior to or after the date of the junior subordinated indenture, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person, the payment of which we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

     “Indebtedness ranking on a parity with the trust debentures” means:

•	indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or created, assumed or incurred after that date, to the extent such indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon our dissolution or winding-up or liquidation or reorganization; and

•	all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

     The securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the trust debentures will not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the trust debentures.

     “Indebtedness ranking junior to the trust debentures” means any indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or created, assumed or incurred after that date, to the extent such indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other indebtedness ranking on a parity with the trust debentures) in right of payment upon our dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the trust debentures will not be deemed to prevent such indebtedness from constituting indebtedness ranking junior to the trust debentures.

     “Senior Indebtedness” means all indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or created, assumed or incurred after that date, except indebtedness ranking on a parity with the trust debentures or indebtedness ranking junior to the trust debentures, and any deferrals, renewals or extensions of such senior indebtedness.

     Holders of trust debentures should look only to us for payments on the trust debentures.

Option to Extend Interest Payment Date

     Except as otherwise described in an applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right under the junior subordinated indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding ten consecutive semi-annual periods (or the equivalent thereof). However, no deferral period shall extend beyond the stated maturity date. At the end of such deferral period, we must pay all interest then accrued and unpaid. During the deferral period, we will be restricted from making certain payments described below under “-Restrictions on Certain Payments.”

     Prior to the termination of any deferral period, we may further extend such deferral period, so long as such extension does not cause the deferral period to exceed ten consecutive semi-annual periods or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable until the end of a deferral period. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments at least one business day prior to the earlier of:

•	the date the distributions on the trust securities would have been payable except for the election to begin or extend the deferral period; or

•	the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date the distributions are payable, but in any event not less than one business day prior to such record date.

     The property trustee shall give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. We may elect to begin a deferral period any number of times. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

Conversion or Exchange

     To the extent indicated in the applicable prospectus supplement, the trust debentures may be converted or exchanged into other debt or equity securities or property. The specific terms on which the trust debentures may be converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for mandatory conversion or exchange at the option of the holder. Alternatively, these terms may provide for mandatory conversion or exchange at our option.

Restrictions on Certain Payments

     Except as otherwise specified in the applicable prospectus supplement, if (1) any event has occurred, of which we have actual knowledge, that with the giving of notice or the lapse of time, or both, would be a debenture event of default and in respect of which we have not taken reasonable steps to cure, (2) a debenture event of default has occurred and is continuing, (3) the trust debentures are held by the property trustee and we are in default with respect to our payment of any obligations under the guarantee or (4) we have given notice of our election of a deferral period as provided in the junior subordinated indenture, or such deferral period or any extension, has commenced and is continuing, then we will not do any of the following:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than the following:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

•	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant to a stockholders’ rights plan;

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

•	purchases of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged; and

•	purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans;

•	make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank equal to or junior in right of payment to the trust debentures; or

•	make any guarantee payments (other than payments under the guarantee of the trust securities) with respect to any guarantee by us of the debt securities of any of our subsidiaries, if such guarantee ranks equal to or junior in right of payment to the trust debentures.

Redemption

     To the extent set forth in an applicable prospectus supplement, we may, or may be required to, redeem the trust debentures at the prices and on the terms set forth in the prospectus supplement. If the trust debentures are redeemable only on or after a specified date or event or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or event or describe the conditions.

     If set forth in the applicable prospectus supplement, the trust debentures may be redeemable in the event of certain changes in tax law affecting our ability to deduct, for federal income tax purposes, the interest payable on the trust debentures. The applicable prospectus supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     For so long as the trust is the holder of the trust debentures, the proceeds of any redemption of such debentures will be used by the trust to redeem the related trust securities in accordance with their terms.

     Except as set forth in the applicable prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the trust debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on the trust debentures or portions called for redemption on and after the redemption date.

Certain Covenants

     Except as otherwise specified in the applicable prospectus supplement, if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities. We also will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust, including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities.

     Except as otherwise specified in an applicable prospectus supplement, so long as the trust securities remain outstanding, we also covenant:

•	to maintain 100 percent direct or indirect ownership of the trust common securities; provided, however, that any successor permitted under the indenture may succeed to our ownership of such trust common securities; and

•	to use reasonable efforts to cause the trust:

•	to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

•	to otherwise continue to be treated as a grantor trust for United States federal income tax purposes; and

•	to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

Additional Sums

     Except as set forth in the applicable prospectus supplement, we will be obligated to pay any additional amounts as may be necessary so that the amount of distributions payable by the trust on the outstanding trust securities will not be reduced as a result of taxes, duties and other governmental charges.

Modification of Indenture

     From time to time and without the consent of the holders of trust debentures, we and the debenture trustee may amend the junior subordinated indenture for specified purposes, including, to cure any ambiguity or to correct or supplement any provision contained in the junior subordinated indenture or any supplemental indenture which is defective or inconsistent with any other provision (provided that any such action does not materially adversely affect the interests of the holders of trust debentures) and qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act of 1939.

     The junior subordinated indenture will contain provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the junior subordinated indenture in a manner affecting the rights of the holders of trust debentures. However, except as set forth in the applicable prospectus supplement, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

•	change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right under the junior subordinated indenture to defer the payment of interest as provided therein (see “—Option to Extend Interest Payment Date”) or reduce the amount of any premium payable on the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof or, if applicable, to convert or exchange such holder’s trust debenture as set forth in the junior subordinated indenture;

•	modify the provisions of the junior subordinated indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

•	reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any modification of the junior subordinated indenture, or are required to consent to any waiver provided for in the junior subordinated indenture; or

•	modify certain other provisions of the junior subordinated indenture relating to amendments and waivers of holders.

     Notwithstanding the foregoing, if the trust holds the trust debentures, an amendment requiring the consent of holders of a majority in principal amount of the trust debentures will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders of each trust debenture is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

Debenture Events of Default

     Except as set forth in the applicable prospectus supplement, the junior subordinated indenture provides that any one or more of the following described events with respect to the trust debentures constitute a debenture event of default:

•	failure to pay any interest on the trust debentures when due for 30 days (subject to the deferral of any due date in the case of an extension period);

•	failure to pay any principal or premium, if any, on the trust debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	our failure to perform, or breach of, any other covenant or warranty contained in the junior subordinated indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25 percent in aggregate outstanding principal amount of trust debentures; or

•	certain events of bankruptcy, insolvency or reorganization.

     Within five business days after the occurrence of a debenture event of default actually known to the indenture trustee, the indenture trustee must give notice of the debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The junior subordinated indenture requires that we file annually with the debenture trustee a certificate as to the absence of certain defaults under the junior subordinated indenture.

     The holders of a majority in aggregate outstanding principal amount of the trust debentures generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the junior subordinated indenture, with certain exceptions set forth in the junior subordinated indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25 percent in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee.

     Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a continuing default in the payment of principal (or premium, if any) or interest or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected.

     In case a debenture event of default relating to payments occurs and continues, the property trustee will have the right to declare the principal of and the interest on the trust debentures and any other amounts payable under the junior subordinated indenture, due and payable and to enforce its other rights as a creditor with respect to the trust debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

     If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action against us for failure to pay. We may not amend the junior subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Upon any payments made to a holder of trust preferred securities by us in connection with a direct action, we will be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See “Description of Trust Securities —Events of Default; Notice.”

Satisfaction and Discharge

     The junior subordinated indenture provides that when all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (1) have become due and payable or (2) will become due and payable at maturity or called for redemption within one year, we may deposit or cause to be deposited with the debenture trustee funds in an amount sufficient to pay on the stated maturity date or upon redemption of all outstanding trust debentures, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be. If we do so, the junior subordinated indenture will cease to be of further effect (with limited exceptions), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

     The junior subordinated indenture does not prevent us from consolidating with or merging into any other person or conveying, transferring or leasing all or substantially all of our properties to any person, as long as:

•	either we are the surviving person or the successor person is organized and existing under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes our obligations on the trust debentures and the junior subordinated indenture;

•	immediately after giving effect to the action, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

•	certain other procedural conditions prescribed in the junior subordinated indenture are met.

Form, Registration and Transfer

     If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Description of Trust Securities—Form, Denomination, Book-Entry Procedures and Transfer” and “Description of Trust Securities—Depositary Procedures.”

Payment and Paying Agents

     Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of any paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form, (1) by check mailed to the address of the holder as such address shall appear in the register for trust debentures or (2) by transfer to an account maintained by the holder, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name the trust debenture is registered at the close of business on the record date for such interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

Governing Law

     The junior subordinated indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by the debenture trustee. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee, which will be named in an applicable prospectus supplement, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is made to the copy of the form of the guarantee (including the definitions in the guarantee of certain terms), which is filed as an exhibit to the registration statement, and to the Trust Indenture Act. We will describe the particular terms of the guarantee, and any provisions that vary from those described below, in an applicable prospectus supplement. We also will file the definitive guarantee with the SEC if we issue trust preferred securities.

General

     We will irrevocably and unconditionally agree to pay in full the following payments to holders of trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust does not make the distributions but has funds legally available to do so;

•	the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust does not make the payments but has funds legally available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

•	the total liquidation distribution and unpaid distributions on the trust preferred securities, to the extent the trust has funds legally available to do so; or

•	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of trust preferred securities or by causing the trust to pay the amounts to the holders.

     Through the guarantee, the trust agreement, the trust debentures and the junior subordinated indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust’s obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee.”

Status of the Guarantee

     The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment and will be subject to our prior payment in full of our senior debt in the same manner as the trust debentures. See “Description of Trust Debentures — Subordination.” The terms of the trust preferred securities provide that each holder of trust preferred securities by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the trust guarantee relating to the subordination.

     The guarantee will rank equally with all guarantees issued by us after the date of issue of the guarantee with respect to any other trust preferred securities we issue under other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee in full to the extent payments or distributions are not made by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures.

     The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us or any of our subsidiaries, including senior indebtedness.

Events of Default

     An event of default under the guarantee will occur if we fail to perform any of our payment obligations under the guarantee or we fail to perform any other obligation under the guarantee and the failure to perform the obligation continues for 60 days after we receive notice of our non-performance. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     If the guarantee trustee fails to enforce the guarantee, any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

     Upon the occurrence of a default under the guarantee, we will not be allowed to make certain payments as described under “Description of Trust Debentures—Restrictions on Certain Payments.”

Amendments and Assignments

     Except with respect to any changes that do not materially adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities. Any such approval will be obtained in the manner set forth under “Description of Trust Securities — Voting Rights; Amendment of the Trust Agreement.” All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantee

     The guarantee will terminate and be of no further force and effect upon:

•	full payment of the applicable redemption price of the trust preferred securities; or

•	liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.

     The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

     Other than during the occurrence and continuation of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only those duties specifically set forth in the guarantee. If a default with respect to the guarantee has occurred, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities it might incur.

Governing Law

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST DEBENTURES AND THE TRUST GUARANTEE

Guarantee

     Payments of distributions and other amounts due on the trust preferred securities, to the extent the trust has funds legally available for the payment of the distributions, are irrevocably guaranteed by us as and to the extent set forth under “Description of Guarantee.” Taken together, our obligations under the trust debentures, the junior subordinated indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantee will not cover any payment when the trust does not have sufficient funds legally available to otherwise make all necessary payments and distributions. In such event, the remedy of a holder of trust preferred securities is to institute a direct action against us to enforce the holders’ rights under the trust debentures. Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

Sufficiency of Payments

     As long as we make payments of interest and other payments when due on the trust debentures, those payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

•	the aggregate principal amount or prepayment price of the trust debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

•	the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	we will pay for all costs, expenses and liabilities of the trust, except the trust’s obligations to holders of trust securities; and

•	the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes of the trust.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

     A holder of any preferred trust security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A holder of trust preferred securities will also have a direct right to proceed against us to enforce the holder’s rights under the trust debentures in the event of a payment default on the trust debentures.

Limited Purpose of the Trust

     The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the limited purposes of:

•	issuing and selling the trust securities;

•	using the proceeds from the sale of the trust securities to acquire the trust debentures; and

•	engaging in only those other activities necessary, advisable or incidental to these activities.

     A principal difference between the rights of a holder of a trust debenture and a holder of a trust preferred security is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and interest and any premium on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the trust has funds legally available for the payment of the distributions.

Rights Upon Dissolution

     Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive the liquidation distribution in cash out of assets held by the trust. See “Description of Trust Securities — Liquidation of the Trust and Distribution of Trust Debentures.” Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the trust debentures, would be a subordinated creditor, subordinated in right of payment to all senior indebtedness as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest and any premium, before any of our stockholders receive payments or distributions. Because we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

     The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of our specific plan for each offering in the applicable prospectus supplement.

     We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to broker-dealers as principals;

•	through underwriting syndicates led by one or more managing underwriters as we may select from time to time;

•	through one or more underwriters acting alone; or

•	through or in connection with the settlement of hedging transactions.

     Distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The applicable prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters or agents;

•	the purchase price and the proceeds we will receive from such sale;

•	any underwriting discounts, any commissions and any other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities of such series may be listed.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices, determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

     Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make relating to such liabilities.

     Some or all of the offered securities, other than our common stock, will be a new issue or issues of securities with no established trading market. Any common stock offered by this prospectus will be listed on the New York Stock Exchange (or the then other principal trading market). Unless otherwise indicated in a prospectus supplement, we do not currently intend to list any offered debt securities, preferred stock, depositary shares or warrants on any securities exchange. No assurance can be given that the underwriters, dealers or agents, if any, involved in the sale of the offered securities will make a market in such offered securities. Whether or not any of the offered securities are listed on a national securities exchange or the underwriters, dealers or agents, if any, involved in the sale of the offered securities make a market in such offered securities, no assurance can be given as to the liquidity of the trading market for such offered securities.

     To facilitate an offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, to cover such over-allotments or short positions, the persons may purchase in the open market or exercise the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities above independent market levels. The persons participating in any offering are not required to engage in these activities, and may end any of these activities at any time.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and our subsidiaries and affiliates in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for AGCO by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters may be passed upon for any underwriters or agents by Alston & Bird LLP, Atlanta, Georgia, or other counsel identified in the applicable prospectus supplement.

EXPERTS

     The consolidated financial statements and schedule of AGCO and its subsidiaries as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering such consolidated financial statements refers to a change in the method of accounting for goodwill and other intangible assets. The audit report also refers to the audit of adjustments that were applied to the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 and 2000 consolidated financial statements.

     The consolidated financial statements and schedule of AGCO and its subsidiaries as of December 31, 2001, and for each of the two years in the period ended December 31, 2001, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants (“Andersen”), as set forth in their reports with respect thereto, and are incorporated by reference herein in reliance upon authority of said firm as experts in accounting and auditing in giving said reports. The audit report covering the 2001 consolidated financial statements refers to a change in the method of accounting for derivative instruments and hedging activities.

     AGCO has not obtained a reissued report from Andersen and has been unable to obtain, after reasonable efforts, Andersen’s written consent to incorporate by reference Andersen’s reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits this prospectus to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a securityholder’s ability to assert claims against Andersen under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated in the financial statements.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC registration fee	$40,450.00
Listing fee	$
Trustees’ fees and expenses	$
Rating Agency fees	$
Printing and engraving costs	$
Accounting fees and expenses	$
Legal fees and expenses	$
Blue sky fees and expenses	$
Miscellaneous	$
Total	$

All of the above items are estimates except the SEC registration fee. All of such estimated expenses will be borne by AGCO.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

AGCO Corporation

     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     Under Article XI of AGCO’s Amended and Restated Bylaws, AGCO shall indemnify, defend and hold harmless against all liability, loss and expenses (including attorneys’ fees reasonably incurred), to the full extent and under the circumstances permitted by the Delaware General Corporation Law in effect from time to time, any past, present or future director or officer of AGCO or a designated officer of an operating division of AGCO, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of AGCO or designated officer of an operating division of AGCO, or is or was as an employee or agent of AGCO acting as a director, officer, employee or agent of another company or other enterprise in which the corporation owns, directly or indirectly, an equity or other interest or of which it may be a creditor.

     If a person indemnified under Article XI must retain an attorney directly, AGCO may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article XI or otherwise.

     This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified under Article XI may be entitled by Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of Article XI shall be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

     The board of directors may also on behalf of AGCO grant indemnification to any individual other than a person indemnified under Article XI to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.

AGCO Capital Trust I

     AGCO Capital Trust I is incorporated under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     Under the Amended and Restated Trust Agreement AGCO will agree, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each issuer trustee, (ii) each administrator, (iii) any affiliate of any issuer trustee, (iv) any officer, director, shareholder, employee, representative or agent of any issuer trustee, and (v) any employee or agent of the issuer trust, (referred to herein as an “indemnified person”) from and against any loss, damage, liability, tax (excluding income taxes, subject to certain exceptions), penalty, expense or claim of any kind or nature whatsoever incurred by such indemnified person arising out of or in connection with the creation, operation or dissolution of the issuer trust or any act or omission performed or omitted by such indemnified person in good faith on behalf of the issuer trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the trust agreement, except that no indemnified person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of bad faith, negligence or willful misconduct with respect to such acts or omissions.

ITEM 16. EXHIBITS.

     The following is a list of all exhibits filed as part of this registration statement on Form S-3, including those exhibits incorporated in this registration statement by reference.

Exhibit
Number	Description of Exhibits

*1.1	Form of Underwriting Agreement
*4.1	Form of Indenture relating to the senior debt securities
*4.2	Form of Indenture relating to the subordinated debt securities
*4.3	Form of warrant agreement
*4.4	Form of senior debt security
*4.5	Form of senior subordinated debt security
*4.6	Form of subordinated debt security
*4.7	Form of certificate of designation for preferred stock
**4.8	Form of specimen certificate of common stock
*4.9	Form of specimen certificate for preferred stock
*4.10	Form of warrant certificate
*4.11	Form of warrant agreement
*4.12	Form of depositary agreement
*4.13	Form of depositary receipt
*4.14	Form of stock purchase contract
*4.15	Form of unit agreement
*4.16	Declaration of Trust of AGCO Capital Trust I
4.17	Certificate of Trust of AGCO Capital Trust I
*4.18	Form of trust preferred security of AGCO Capital Trust I
*4.19	Form of trust preferred guarantee
*5.1	Opinion of Troutman Sanders LLP

Exhibit
Number	Description of Exhibits

*5.2	Opinion of Delaware counsel regarding legality of the trust preferred securities
*8.1	Opinion of Troutman Sanders LLP
12.1	Computation of ratio of earnings to fixed charges
23.1	Consent of KPMG LLP
23.2	Notice Regarding Absence of Consent of Arthur Andersen LLP relating to the financial statements of AGCO Corporation
23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.4	Consent of Delaware counsel (included in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature page of this registration statement)
*25.1	Form T-1 Statement of Eligibility and Qualification of Trustee of SunTrust Bank, Atlanta

     *        To be filed by an amendment to this registration statement or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

     **     Previously filed.

ITEM 17. UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

     The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Undertaking related to Rule 430A:

    The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Undertaking related to qualifications of trust indentures:

     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on the 7th day of April, 2003.

AGCO Corporation

By:	/s/ Robert J. Ratliff
Robert J. Ratliff
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of AGCO Corporation, hereby severally constitute and appoint Andrew Beck and Stephen D. Lupton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) of the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable AGCO Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 7, 2003 by the following persons in the capacities indicated.

SIGNATURE	CAPACITY

/s/ Robert J. Ratliff Robert J. Ratliff	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew Beck Andrew Beck	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ W. Wayne Booker W. Wayne Booker	Director

/s/ Henry J. Claycamp Henry J. Claycamp	Director

/s/ Wolfgang Deml Wolfgang Deml	Director

/s/ Gerald B. Johanneson Gerald B. Johanneson	Director

/s/ Anthony D. Loehnis Anthony D. Loehnis	Director

/s/ Curtis E. Moll Curtis E. Moll	Director

/s/ David E. Momot David E. Momot	Director

/s/ Wolfgang Sauer Wolfgang Sauer	Director

/s/ Hendrikus Visser Hendrikus Visser	Director

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AGCO Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on the 7th day of April, 2003.

AGCO Capital Trust I

By:	AGCO Corporation, Depositor

By:	/s/ Robert J. Ratliff
Chairman, President and Chief Executive Officer